UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2012

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1200 Route 22 East, Suite 2000
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)

(908) 203-4640
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

          As previously disclosed, on July 31, 2007, NovaDel Pharma Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated License and Development Agreement (the “License and Development Agreement”) with Talon Therapeutics, Inc. (formerly Hana Biosciences, Inc.), a Delaware corporation (“Talon”), and a Product Development and Commercialization Sublicense Agreement (the “Product Development Agreement”, and together with the License and Development Agreement, the “Agreements”) with Talon and Par Pharmaceutical Companies, Inc., a Delaware corporation (“Par”), pursuant to which Talon granted a non-transferable, non-sublicenseable, royalty-bearing, exclusive sublicense to Par to develop and commercialize the Company’s oral spray version of ondansetron (the “Product”), a leading anti-emetic for preventing chemotherapy-induced nausea and vomiting.

          Pursuant to the Agreements, Par was responsible for all development, regulatory, manufacturing and commercialization activities for the Product in the United States and Canada. As consideration for the license and sublicense, Talon was entitled to certain milestone payments from Par upon achievement of certain developmental and commercialization events. Talon was also entitled to certain royalty payments from Par based on the annual net sales of the Product, which royalty payments were to be passed through directly to the Company. However, in November 2008, Par announced it had completed bioequivalency studies on the Product with mixed results, and that it had ceased development of the Product. No royalty or milestone payments were made under the Agreements.

          On January 16, 2012, the Company and Talon entered into an agreement terminating the License and Development Agreement (the “License and Development Termination Agreement”), pursuant to which the License and Development Agreement was terminated and Talon is entitled to certain royalties calculated as a percentage in the range of high teens or low twenties of amounts paid to the Company in connection with the Product on or before December 31, 2017. The Company has not incurred any early termination penalties under the License and Development Agreement.

          Additionally, on January 16, 2012, the Company, Talon and Par entered into an agreement terminating the Product Development Agreement (the “Product Development Termination Agreement”, and together with the License and Development Termination Agreement, the “Termination Agreements”), whereby each party agreed to terminate the Product Development Agreement. The Company has not incurred any early termination penalties and there are no further obligations outstanding under the Product Development Agreement.

          The foregoing is a summary of the material terms of the License and Development Termination Agreement and the Product Development Termination Agreement and does not purport to be complete. You should read the complete License and Development Termination Agreement which shall be attached as an exhibit to the Company’s next Annual Report on Form 10-K and the complete Product Development Termination Agreement which is attached hereto as Exhibit 10.1.

          On January 20, 2012, the Company issued a press release announcing the Termination Agreements. A copy of this press release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

	Exhibit No.	Description

	10.1	Termination Agreement and Mutual Release, dated as of January 16, 2012, among NovaDel Pharma Inc., Talon Therapeutics, Inc. and Par Pharmaceutical Companies, Inc.

	99.1	Press Release of NovaDel Pharma Inc. dated January 20, 2012.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ STEVEN B. RATOFF

Name:	Steven B. Ratoff
Title:	President, Chief Executive Officer and Interim Chief Financial Officer

Date: January 20, 2012